Filed Pursuant to Rule 433
                                                    Registration No.: 333-132249

                       [BANC OF AMERICA SECURITIES LOGO]

--------------------------------------------------------------------------------

    The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

    Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2007-2

Banc of America Alternative Loan Trust 2007-2

Issuing Entity


Banc of America Mortgage Securities, Inc.
Depositor


Bank of America, National Association
Sponsor and Servicer


[BANC OF AMERICA SECURITIES LOGO]




April 20, 2007

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.


The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER
                                   ----------

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.


The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

          THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated March 28, 2007 attached to the prospectus supplement dated March 28, 2007 relating to the Banc of America Alternative Loan Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-13). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.


--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.


The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


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[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------
Transaction........................ Banc of America Alternative Loan Trust 2007-2
                                    Mortgage Pass-Through Certificates, Series 2007-2

Issuing Entity..................... Banc of America Alternative Loan Trust 2007-2

Depositor.......................... Banc of America Mortgage Securities, Inc.

Underwriter........................ Banc of America Securities LLC

Sponsor and Servicer............... Bank of America, National Association

Trustee............................ Wells Fargo Bank, N.A.

Rating Agencies.................... At least two of Standard & Poor`s, Moody's and/or Fitch
                                    Ratings will rate the offered Senior Certificates. At
                                    least one of the above Rating Agencies will rate the
                                    offered Subordinate Certificates.

Senior Certificates................ The Senior Certificates will consist of two or more classes of certificates, one of which will be the
                                    residual certificate. Each group may also contain a
                                    class of ratio strip certificates. One or more classes
                                    of certificates may be comprised of two or more
                                    components. The components of a class are not severable.
                                    The Senior Certificates (or in the case of a class of
                                    Senior Certificates comprised of components, the
                                    components) may be divided into two or more groups in
                                    which case each group will have a corresponding group of
                                    Subordinate Certificates which may or may not be shared
                                    with one or more other groups of Senior Certificates.

Senior Non-PO Certificates......... The Senior Certificates (other than any Ratio Strip
                                    Certificates, Exchangeable Certificates or components
                                    thereof). The Exchangeable Certificates are not part of
                                    any group, but will receive their proportionate share of
                                    distributions allocated to the related Senior Non-PO
                                    certificate.

Subordinate Certificates........... If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not
                                    consist of multiple groups. If there is only one group
                                    of Subordinate Certificates, the Subordinate
                                    Certificates will support all of the Senior
                                    Certificates. If there are multiple groups of Subordinate
                                    Certificates, each group will support one or more groups
                                    of Senior Certificates. Each class of Subordinate
                                    Certificates is also subordinated to those classes of
                                    Subordinate Certificates within its group, if any,
                                    higher in order of payment priority.

Offered Certificates............... Senior Certificates and Subordinate Certificates rated
                                    BBB- or Baa3 or better



Banc of America Securities LLC                                                 3
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Expected Closing Date.............. May 30, 2007

Expected Investor Closing Date..... May 31, 2007

Distribution Date.................. 25th of each month, or the next succeeding business day
                                    (First Distribution Date: June 25, 2007)

Cut-off Date....................... May 1, 2007

Determination Date................. For any Distribution Date, the 16th day of the month in which the Distribution Date occurs or, if that day is
                                    not a business day, the immediately preceding business
                                    day.

Record Date........................ For any Distribution Date, the close of business on the last business day of the month preceding the month of
                                    that Distribution Date.

Day Count.......................... 30/360

Exchangeable Certificates
  and Exchangeable REMIC
Certificates....................... If indicated in the prospectus supplement, a class or combination of classes of Exchangeable REMIC
                                    Certificates may be exchangeable for certain class or
                                    classes of Exchangeable Certificates in certain
                                    combinations specified in the prospectus supplement. If
                                    exchanges of all or a portion of a class of Exchangeable
                                    REMIC Certificates have occurred, a class of
                                    exchangeable certificates will be entitled to receive
                                    its proportionate share of distributions allocated to
                                    the related Exchangeable REMIC Certificates and will be
                                    allocated its proportionate share of realized losses
                                    allocated to such Exchangeable REMIC Certificates.


Clearing........................... DTC, Clearstream and Euroclear.

Denominations:


                                     Original                                     Incremental
                                 Certificate Form      Minimum Denominations     Denominations
                                 ----------------      ---------------------     -------------

Senior Certificates (other than     Book Entry               $1,000                  $1
any Principal Only Certificates,
Interest Only Certificates and
Special Retail Certificates)


Interest Only Certificates          Book Entry         $1,000,000 (notional        $1 or N/A
                                                   amount) or size of class, if
                                                      less than $1,000,000


Banc of America Securities LLC                                                 4
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Special Retail Certificates         Book Entry           $1,000                   $1,000

Principal Only Certificates and     Book Entry           $25,000                    $1
Subordinate Certificates



SMMEA Eligibility.................. The Senior Certificates and the most senior class or classes of Subordinate Certificates are expected to
                                    constitute "mortgage related securities" for purposes of
                                    SMMEA.

ERISA Eligibility.................. A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an
                                    individual retirement account, subject to the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), the Code or any federal, state or local law
                                    ("Similar Law") which is similar to ERISA or the Code
                                    (collectively, a "Plan") should carefully review with
                                    its legal advisors whether the purchase or holding of an
                                    Offered Certificate could give rise to a transaction
                                    prohibited or not otherwise permissible under ERISA, the
                                    Code or Similar Law.

                                    The U.S. Department of Labor has extended to Banc of
                                    America Securities LLC an administrative exemption (the
                                    "Exemption") from certain of the prohibited transaction
                                    rules of ERISA and the related excise tax provisions of
                                    Section 4975 of the Code with respect to the initial
                                    purchase, the holding and the subsequent resale by
                                    certain Plans of certificates in pass-through trusts
                                    that consist of certain receivables, loans and other
                                    obligations that meet the conditions and requirements of
                                    the Exemption.

                                    The Exemption may cover the acquisition and holding of
                                    the Senior Certificates (other than the residual
                                    certificates) by the Plans to which it applies provided
                                    that all conditions of the Exemption other than those
                                    within the control of the investors are met. In
                                    addition, as of the date hereof, there is no single
                                    mortgagor that is the obligor on 5% of the initial
                                    balance of the Mortgage Pool.

                                    If there are Mortgage Loans with loan-to-value ratios in
                                    excess of 100% in the Mortgage Pool or in a loan group
                                    within the Mortgage Pool, the Exemption will not cover
                                    the acquisition and holding of the related offered Super
                                    Senior Support or Subordinate Certificates.

                                    Prospective Plan investors should consult with their
                                    legal advisors concerning the impact of ERISA, the Code
                                    and Similar Law, the applicability of PTE 83-1 and the
                                    Exemption, and the potential consequences in their
                                    specific circumstances, prior to making an investment in
                                    the Offered Certificates. Moreover, each Plan fiduciary
                                    should determine whether under the governing plan
                                    instruments and the

Banc of America Securities LLC                                                 5
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    applicable fiduciary standards of investment prudence
                                    and diversification, an investment in the Offered
                                    Certificates is appropriate for the Plan, taking into
                                    account the overall investment policy of the Plan and
                                    the composition of the Plan`s investment portfolio.

Tax Structure...................... For federal income tax purposes, the Trust will be treated as one or more "real estate mortgage investment
                                    conduits" (each, a "REMIC").

                                    o   The Senior Certificates (other than the residual
                                        certificate and any Exchangeable Certificates) and
                                        the Subordinate Certificates will constitute
                                        "regular interests" in a REMIC and will be treated
                                        as newly-originated debt instruments for most
                                        federal income tax purposes.

                                    o   Generally, for a class of component certificates,
                                        each component, rather than the class itself, will
                                        constitute a regular interest in a REMIC.

                                    o   The residual certificate will represent the sole
                                        "residual interest" in each REMIC.

                                    You must report income received on your Offered
                                    Certificates as it accrues from Distribution Date to
                                    Distribution Date, even if it is before such income is
                                    distributed in cash to you.

                                    Certain classes of Offered Certificates may be issued
                                    with "original issue discount." If your class of Offered
                                    Certificates is issued with original issue discount, you
                                    must report original issue discount income over the life
                                    of your Certificate, often well before such income is
                                    distributed in cash to you.

                                    If you hold an Offered Certificate that has the benefit
                                    of a yield maintenance agreement and is entitled to
                                    certain payments from a reserve account, you will be
                                    treated as owning two assets, a REMIC regular interest
                                    and the right to receive payments from the reserve fund
                                    and will be required to account separately for each of
                                    these assets for federal income tax purposes.

                                    If you hold an Offered Certificate that is an
                                    Exchangeable Certificate, you should be aware that the
                                    arrangement under which any Exchangeable Certificates
                                    are created will be classified as a grantor trust and
                                    each class of Exchangeable Certificates so created will
                                    represent beneficial ownership of an interest in each
                                    related Exchangeable REMIC Certificate.


Banc of America Securities LLC                                                 6
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------


Optional Termination Date.......... On any Distribution Date on which the aggregate Stated
                                    Principal Balance of the Mortgage Loans is less than 10%
                                    of the initial aggregate unpaid principal balance of the
                                    Mortgage Loans as of the Cut-off Date, the Depositor
                                    may, at its option, subject to certain conditions,
                                    purchase the Mortgage Loans, which would effect an early
                                    retirement of the Certificates.

                                    If the Mortgage Loans are divided into multiple loan
                                    groups with more than one set of Subordinate
                                    Certificates, the Depositor may, at its option, subject
                                    to certain conditions, purchase the Mortgage Loans in
                                    one or some of the loan groups, which would effect an
                                    early retirement of only the related Certificates.

The Pooling Agreement.............. The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") to be
                                    dated the Closing Date, among the Depositor, the
                                    Servicer and the Trustee.

The Mortgage Pool.................. The "Mortgage Pool" will consist of fixed interest rate,  fully-amortizing mortgage loans (the "Mortgage
                                    Loans") secured by first liens on one- to four-family
                                    residential properties. All of the Mortgage Loans were
                                    originated or acquired by Bank of America, National
                                    Association, which is an affiliate of the Depositor and
                                    Banc of America Securities LLC. In addition, certain of
                                    the Mortgage Loans were originated using underwriting
                                    standards that are different from, and in certain
                                    respects, less stringent than the general underwriting
                                    standards of Bank of America, National Association. See
                                    "The Mortgage Loan Programs--Mortgage Loan Underwriting"
                                    in the base prospectus.

                                    The Mortgage Pool may be divided into multiple loan
                                    groups.

The Mortgage Loans................. The Mortgage Loans consist of fixed interest rate, fully amortizing  mortgage loans secured by first liens on
                                    one- to four-family residential properties.
                                    Substantially all of the Mortgage Loans will have
                                    original terms to stated maturity of approximately 10 to
                                    40 years. Borrowers are permitted to prepay their
                                    Mortgage Loans, in whole or in part, at any time.
                                    Certain of the Mortgage Loans may be subject to
                                    prepayment premiums. Accordingly, the actual date on
                                    which any Mortgage Loan is paid in full may be earlier
                                    than the stated maturity date due to unscheduled
                                    payments of principal.

Yield Maintenance Agreements....... The Trustee on behalf of the Trust may enter into one or more yield maintenance agreements (each, a "Yield
                                    Maintenance Agreement") with one or more counterparties
                                    (each, a "Counterparty") for the benefit of one or more
                                    classes. With respect to each Yield Maintenance
                                    Agreement for any Distribution Date (other than the
                                    initial Distribution Date) if LIBOR, as calculated for
                                    the Interest Accrual Period related to

Banc of America Securities LLC                                                 7
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    such Distribution Date, exceeds a designated strike
                                    percentage, the Counterparty will be obligated to pay to
                                    the Trustee, for deposit into the related Reserve Fund,
                                    an amount equal to the product of (a) the amount by
                                    which (i) the lesser of LIBOR and a designated maximum
                                    percentage exceeds (ii) the designated strike
                                    percentage, (b) the lesser of the applicable Class
                                    Balance(s) and related notional amount as set forth for
                                    such Distribution Date in the related Yield Maintenance
                                    Agreement and (c) one-twelfth.

                                    Pursuant to the Pooling Agreement, the Trustee will
                                    establish a separate trust account (the "Reserve Fund")
                                    for deposit of any payments that it may receive under a
                                    Yield Maintenance Agreement. Each Reserve Fund is part
                                    of the trust fund but will not be an asset of any REMIC.

                                    Amounts on deposit in a Reserve Fund will be used to
                                    make certain payments on a specified Class or Classes of
                                    Certificates that have the benefit of a Yield
                                    Maintenance Agreement.

Compensating Interest.............. Pursuant to the Pooling Agreement, the aggregate
                                    Servicing Fee payable to the Servicer for any month will
                                    be reduced (but not below zero) by an amount equal to
                                    the lesser of (i) the aggregate of the Prepayment
                                    Interest Shortfalls for such Distribution Date and
                                    (ii) one-twelfth of 0.25% of the aggregate Stated
                                    Principal Balance of the Mortgage Loans as of the due
                                    date in the month preceding the month of such
                                    Distribution Date (such amount, the "Compensating
                                    Interest").

                                    If a group of Subordinate Certificates supports multiple
                                    groups of Senior Certificates, Compensating Interest
                                    will be determined on an aggregate basis with respect to
                                    all related loan groups. If a group of Subordinate
                                    Certificates supports one group of Senior Certificates,
                                    Compensating Interest will be determined for the related
                                    loan group.

Advances........................... Subject to certain limitations, the Servicer will be required pursuant to the Pooling Agreement to advance
                                    (any such advance, an "Advance") prior to each
                                    Distribution Date an amount equal to the aggregate of
                                    payments of principal and interest (net of the Servicing
                                    Fee) which were due on the related due date on the
                                    Mortgage Loans and which were delinquent on the related
                                    Determination Date. Advances made by the Servicer will
                                    be made from its own funds or funds available for future
                                    distribution. The obligation to make an Advance with
                                    respect to any Mortgage Loan will continue until the
                                    ultimate disposition of the REO Property or Mortgaged
                                    Property relating to such Mortgage Loan.

Interest Accrual................... Interest will accrue on the Certificates during each one-month period (i) ending on the last day of the month
                                    preceding the month in which each Distribution Date
                                    occurs (each, a "Regular Interest Accrual


Banc of America Securities LLC                                                 8
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------


                                    Period") or (ii) commencing on the 25th day of the month
                                    preceding the month in which each Distribution Date
                                    occurs and ending on the 24th day of the month in which
                                    each Distribution Date occurs (each, a "LIBOR Based
                                    Interest Accrual Period" or "No Delay Interest Accrual
                                    Period" and together with a Regular Interest Accrual
                                    Period, an "Interest Accrual Period"). The initial
                                    Regular Interest Accrual Period will be deemed to have
                                    commenced on May 1, 2007 and any initial LIBOR Based
                                    Interest Accrual Period or No Delay Interest Accrual
                                    Period will be deemed to have commenced on May 25, 2007.

                                    On each Distribution Date, to the extent of the
                                    applicable Pool Distribution Amount or Amounts, each
                                    class of interest-bearing Certificates will be entitled
                                    to receive interest (as to each such class, the
                                    "Interest Distribution Amount") with respect to the
                                    related Interest Accrual Period. The Interest
                                    Distribution Amount for any interest-bearing class of
                                    Certificates will be equal to the sum of (i) interest
                                    accrued during the related Interest Accrual Period at
                                    the applicable pass-through rate on the related Class
                                    Balance or notional amount and (ii) the sum of the
                                    amounts, if any, by which the amount described in
                                    clause (i) above on each prior Distribution Date exceeded
                                    the amount actually distributed in respect of interest
                                    on such prior Distribution Dates and not subsequently
                                    distributed.

                                    The interest entitlement described in clause (i) of the
                                    Interest Distribution Amount for each class of
                                    interest-bearing Senior Certificates and each class of
                                    Subordinate Certificates will be reduced by the amount
                                    of Net Interest Shortfalls for the related Mortgage
                                    Loans for such Distribution Date.

                                    Allocations of the interest portion of Realized Losses
                                    on the Mortgage Loans in a loan group are allocated
                                    first to the related Subordinate Certificates in reverse
                                    order of payment priority will result from the priority
                                    of distributions first to the related Senior
                                    Certificates and then to the classes of related
                                    Subordinate Certificates in numerical order of the
                                    applicable Pool Distribution Amount as described below
                                    under "Priority of Distributions." After the date on
                                    which the aggregate Class Balance of the related
                                    Subordinate Certificates has been reduced to zero, the
                                    interest-bearing related Senior Certificates will bear
                                    the interest portion of any Realized Losses on such
                                    Mortgage Loans pro rata based on the interest
                                    entitlement described in clause (i) of the applicable
                                    Interest Distribution Amount.

                                    The interest entitlement for a class of Exchangeable
                                    REMIC Certificates will be calculated assuming no
                                    exchanges have ever occurred. If exchanges of all or a
                                    portion of a class of Exchangeable


Banc of America Securities LLC                                                 9
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    REMIC Certificates have occurred, a class of
                                    Exchangeable Certificates will be entitled to receive
                                    its proportionate share of distributions of interest
                                    allocated to the related Exchangeable REMIC
                                    Certificates.

Distributions to the
Subordinate Certificates........... On each Distribution Date, each class of Subordinate
                                    Certificates that is entitled to receive a principal
                                    distribution will receive its pro rata share (based on
                                    the Class Balances of all the Subordinate Certificates
                                    (or the Subordinate Certificates in the same group, if
                                    there is more than one group of Subordinate
                                    Certificates) that are entitled to receive a principal
                                    distribution) of the Subordinate Principal Distribution
                                    Amount(s), to the extent that the remaining Pool
                                    Distribution Amount(s) are sufficient therefor. With
                                    respect to each class of Subordinate Certificates, if on
                                    any Distribution Date the Fractional Interest is less
                                    than the Fractional Interest for that class on the
                                    Closing Date, no classes of Subordinate Certificates in
                                    the same group, if there is more than one group of
                                    Subordinate Certificates, junior to such class will be
                                    entitled to receive a principal distribution.

                                    Distributions of principal on the Subordinate
                                    Certificates that are entitled to receive a principal
                                    distribution on a Distribution Date will be made
                                    sequentially to each class of Subordinate Certificates
                                    in the order of their payment priority until each such
                                    class has received its respective pro rata share for the
                                    Distribution Date. However, the Class PO Deferred
                                    Amounts will be paid to the ratio strip components or
                                    certificates from amounts otherwise payable as principal
                                    to the related Subordinate Certificates, beginning with
                                    the amounts otherwise distributable as principal to the
                                    class of related Subordinate Certificates lowest in
                                    order of payment priority.

Shifting Interest Structure........ Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of
                                    principal prepayments on the Mortgage Loans in the
                                    Mortgage Pool or a loan group in the Mortgage Pool to
                                    the related Senior Non-PO Certificates for the first
                                    five years and the disproportionately greater allocation
                                    of prepayments to such Senior Non-PO Certificates over
                                    the following four years. The disproportionate
                                    allocation of the applicable Non-PO Percentages of
                                    prepayments on the Mortgage Loans in the Mortgage Pool
                                    or a loan group in the Mortgage Pool will accelerate the
                                    amortization of those Senior Certificates relative to
                                    the amortization of the Subordinate Certificates. As a
                                    result, the credit support percentage for the Senior
                                    Certificates should be maintained and may be increased
                                    during the first nine years.


Banc of America Securities LLC                                                 10
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Allocation of Losses............... On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan will be
                                    allocated to the ratio strip certificate or ratio strip
                                    component of the related group until its Class Balance
                                    or principal balance is reduced to zero. Such allocation
                                    will be effected on each Distribution Date by reducing
                                    the Class Balance of the ratio strip certificate or
                                    principal balance of the ratio strip component of the
                                    related group if and to the extent that such balance
                                    (after taking into account the amount of all
                                    distributions to be made on such Distribution Date)
                                    exceeds the Adjusted Pool Amount (PO Portion) for such
                                    Distribution Date. The amount of any such Realized Loss
                                    allocated to a ratio strip certificate or ratio strip
                                    component of the related group will be treated as a
                                    "Class PO Deferred Amount." To the extent funds are
                                    available on such Distribution Date or on any future
                                    Distribution Date from amounts that would otherwise be
                                    allocable to the related Subordinate Principal
                                    Distribution Amount or Amounts, the Class PO Deferred
                                    Amounts for the ratio strip certificate or ratio strip
                                    component of the related group will be paid on such
                                    ratio strip certificate or ratio strip component of the
                                    related group prior to distributions of principal on the
                                    related Subordinate Certificates. Payments of the Class
                                    PO Deferred Amounts will be made from the principal
                                    payable to the related Subordinate Certificates
                                    beginning with the principal payable to the class of
                                    Subordinate Certificates lowest in order of payment
                                    priority. Any distribution in respect of unpaid Class PO
                                    Deferred Amounts for a ratio strip certificate or ratio
                                    strip component of the related group will not further
                                    reduce the principal balance of such ratio strip
                                    certificate or ratio strip component of the related
                                    group. The Class PO Deferred Amounts will not bear
                                    interest. The Class Balance of the class of related
                                    Subordinate Certificates then outstanding lowest in the
                                    order of payment priority will be reduced by the amount
                                    of any payments in respect of Class PO Deferred Amounts
                                    for the ratio strip certificate or ratio strip component
                                    of the related group. Any excess of these Class PO
                                    Deferred Amounts over the Class Balance of that class
                                    will be allocated to the next most subordinate class of
                                    related Subordinate Certificates to reduce its Class
                                    Balance and so on, as necessary.

                                    On each Distribution Date, the applicable Non-PO
                                    Percentage of any Realized Loss will be allocated first
                                    to the related Subordinate Certificates in reverse order
                                    of payment priority (beginning with the class of related
                                    Subordinate Certificates then outstanding lowest in
                                    order of payment priority), in each case until the Class
                                    Balance of such class of Certificates has been reduced
                                    to zero, and then to the Senior Non-PO Certificates or
                                    to the Senior Non-PO Certificates of the related group,
                                    if there are multiple groups of Senior Non-PO
                                    Certificates pro rata based on their respective Class
                                    Balances.

Banc of America Securities LLC                                                11
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    Such allocation will be effected on each such
                                    Distribution Date by reducing the Class Balance of the
                                    class of related Subordinate Certificates then
                                    outstanding lowest in order of payment priority if and
                                    to the extent that the aggregate of the Class Balances
                                    of all classes of Senior Non-PO Certificates or the
                                    Senior Non-PO Certificates in a group  and the related
                                    Subordinate Certificates (after taking into account the
                                    amount of all distributions to be made on such
                                    Distribution Date) exceeds the Adjusted Pool Amount
                                    (Non-PO Portion) or sum of the Adjusted Pool Amounts
                                    (Non-PO Portion) for such Distribution Date.

                                    After the date on which the aggregate Class Balance of
                                    the related Subordinate Certificates has been reduced to
                                    zero, on each Distribution Date, the aggregate of the
                                    Class Balances of all classes of Senior Non-PO
                                    Certificates or all Senior Non-PO Certificates of a
                                    group then outstanding will be reduced if and to the
                                    extent that such aggregate Class Balance (after taking
                                    into account the amount of all distributions to be made
                                    on such Distribution Date) exceeds the Adjusted Pool
                                    Amount (Non-PO Portion) for such Distribution Date. The
                                    amount of any such reduction will be allocated among the
                                    Senior Non-PO Certificates or Senior Non-PO Certificates
                                    of such group pro rata based on their respective Class
                                    Balances (or their initial Class Balances, if lower, in
                                    the case of a class of Accrual Certificates).

                                    After the date on which the aggregate Class Balance of
                                    the related Subordinate Certificates has been reduced to
                                    zero, the Class Balance of any class of Super Senior
                                    Support Certificates will be reduced not only by the
                                    principal portion of Realized Losses allocated to such
                                    class as provided in the preceding paragraph, but also
                                    by the portion allocated to the related class or classes
                                    of Super Senior Certificates.

                                    In the event that all or a portion of a combination of
                                    classes of Exchangeable REMIC Certificates in any REMIC
                                    Combination is exchanged for a proportionate portion of
                                    the class of Exchangeable Certificates in the related
                                    Exchangeable Combination, the class of such Exchangeable
                                    Certificates will be allocated a proportionate share of
                                    Realized Losses allocated to the classes of Exchangeable
                                    REMIC Certificates in the related REMIC Combination. Any
                                    such losses will be allocated among the outstanding
                                    certificates of each such class pro rata in accordance
                                    with their respective Percentage Interests.

Cross-Collateralization............ If one group of Subordinate Certificates support multiple groups of Senior Certificates, on each
                                    Distribution Date prior to the date on which the
                                    aggregate Class Balance of such Subordinate Certificates
                                    has


Banc of America Securities LLC                                                12
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    been reduced to zero but on or after the date on which
                                    the Class Balances of the Senior Non-PO Certificates of
                                    a group have been reduced to zero, amounts otherwise
                                    distributable as principal payments on such Subordinate
                                    Certificates will be paid as principal to the remaining
                                    classes of Senior Non-PO Certificates of each group
                                    supported by such Subordinate Certificates together with
                                    the Senior Principal Distribution Amount(s) in
                                    accordance with the principal payment priorities
                                    provided that on such Distribution Date (a) the
                                    Aggregate Subordinate Percentage for such Distribution
                                    Date is less than twice the initial Aggregate
                                    Subordinate Percentage or (b) the average outstanding
                                    principal balance of the Mortgage Loans (including, for
                                    this purpose, any Mortgage Loan in foreclosure, any REO
                                    Property and any Mortgage Loan for which the mortgagor
                                    has filed for bankruptcy after the Closing Date)
                                    delinquent 60 days or more over the last six months as a
                                    percentage of the aggregate Class Balance of the
                                    Subordinate Certificates is greater than or equal to
                                    50%. If the Senior Non-PO Certificates of two or more
                                    groups remain outstanding, the distributions described
                                    above will be made to such Senior Certificates of such
                                    groups, pro rata, in proportion to the aggregate Class
                                    Balance of such Senior Certificates. Amounts distributed
                                    to a class of Exchangeable REMIC Certificates will be
                                    distributed to the related Exchangeable Certificates in
                                    the same manner as principal distributions.

                                    The "Aggregate Subordinate Percentage" for any
                                    Distribution Date will be the percentage equal to the
                                    aggregate Class Balance of the Subordinate Certificates
                                    divided by the related aggregate Pool Principal Balance
                                    (Non-PO Portion).

                                    In addition, if on any Distribution Date, after giving
                                    effect to the preceding paragraph, the aggregate Class
                                    Balance of the Senior Non-PO Certificates after giving
                                    effect to distributions to be made on such Distribution
                                    Date is greater than the Adjusted Pool Amount (Non-PO
                                    Portion) (any such group, the "Undercollateralized
                                    Group" and any such excess, the "Undercollateralized
                                    Amount"), all amounts otherwise distributable as
                                    principal on the Subordinate Certificates, in reverse
                                    order of their payment priority, will be paid as
                                    principal to the Senior Non-PO Certificates of the
                                    Undercollateralized Group together with the Senior
                                    Principal Distribution Amount(s) in accordance with the
                                    principal payment priorities until the aggregate Class
                                    Balance of the Senior Non-PO Certificates of the
                                    Undercollateralized Group equals the Adjusted Pool
                                    Amount (Non-PO Portion). If two or more groups are
                                    Undercollateralized Groups, the distributions described
                                    above will be made, pro rata, in proportion to the
                                    amount by which the aggregate Class Balance of the
                                    Senior Non-PO Certificates of each such group exceeds
                                    the related Pool Principal Balance (Non-PO Portion).
                                    Amounts


Banc of America Securities LLC                                                13
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    distributed to a class of Exchangeable REMIC
                                    Certificates will be distributed to the related
                                    Exchangeable Certificates in the same manner as
                                    principal distributions.

                                    The amount of any unpaid interest shortfall amounts with
                                    respect to the Undercollateralized Group (including any
                                    interest shortfall amount for such Distribution Date)
                                    will be paid to the Undercollateralized Group, including
                                    the interest only component of such group, if any, prior
                                    to the payment of any Undercollateralized Amount from
                                    amounts otherwise distributable as principal on the
                                    Subordinate Certificates, in reverse order of their
                                    payment priority. Amounts distributed to a class of
                                    Exchangeable REMIC Certificates will be distributed to
                                    the related Exchangeable Certificates in the same manner
                                    as interest distributions.


Adjusted Pool Amount............... The "Adjusted Pool Amount" of the Mortgage Pool or a
                                    loan group in the Mortgage Pool will equal the aggregate
                                    unpaid principal balance of the Mortgage Loans in the
                                    Mortgage Pool or a loan group in the Mortgage Pool as of
                                    the Cut-off Date minus the sum of (i) all amounts in
                                    respect of principal received in respect of such
                                    Mortgage Loans (including amounts received as Advances,
                                    principal prepayments and Liquidation Proceeds in
                                    respect of principal) and distributed on the
                                    Certificates on such Distribution Date and all prior
                                    Distribution Dates and (ii) the principal portion of all
                                    Realized Losses (other than debt service reductions)
                                    incurred on such Mortgage Loans from the Cut-off Date
                                    through the end of the month preceding the month in
                                    which such Distribution Date occurs.

Adjusted Pool Amount
  (PO Portion)..................... The "Adjusted Pool Amount (PO Portion)" of the Mortgage
                                    Pool or a loan group in the Mortgage Pool will equal the
                                    sum as to each Mortgage Loan in the Mortgage Pool or a
                                    loan group in the Mortgage Pool as of the Cut-off Date
                                    of the product of (A) the PO Percentage for such
                                    Mortgage Loan and (B) the principal balance of such
                                    Mortgage Loan as of the Cut-off Date less the sum of
                                    (i) all amounts in respect of principal received in
                                    respect of such Mortgage Loan (including amounts
                                    received as Advances, principal prepayments and
                                    Liquidation Proceeds in respect of principal) and
                                    distributed on the Certificates on such Distribution
                                    Date and all prior Distribution Dates and (ii) the
                                    principal portion of any Realized Loss (other than a
                                    debt service reduction) incurred on such Mortgage Loan
                                    from the Cut-off Date through the end of the month
                                    preceding the month in which such Distribution Date
                                    occurs.


Banc of America Securities LLC                                                14
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Adjusted Pool Amount
(Non-PO Portion)................... The "Adjusted Pool Amount (Non-PO Portion)" of the
                                    Mortgage Pool or a loan group in the Mortgage Pool will
                                    equal the difference between the Adjusted Pool Amount of
                                    the Mortgage Pool or a loan group in the Mortgage Pool
                                    and the Adjusted Pool Amount (PO Portion) of the
                                    Mortgage Pool or a loan group in the Mortgage Pool.

Class Balance...................... The "Class Balance" of a class of Certificates (other than the Exchangeable Certificates) at any time will
                                    equal (a) its initial Class Balance or, in the case of a
                                    class of Exchangeable REMIC Certificates,  the maximum
                                    initial Class Balance less (i) all distributions of
                                    principal made to such class (or, in the case of
                                    Exchangeable REMIC Certificates, distributed in
                                    reduction of the Class Balance of such Class and any
                                    related class of Exchangeable Certificates) and
                                    (ii) losses allocated to that class (or, in the case of
                                    Exchangeable REMIC Certificates, losses allocated to the
                                    Class Balance of such Class and any related class of
                                    Exchangeable Certificates), distributed in reduction of
                                    the Class Balance of such Class and any related class of
                                    Exchangeable Certificates plus (b) in the case of a
                                    class of Accrual Certificates, any amounts added to such
                                    Class Balance as a result of the application of the
                                    accrual distribution amount.


Fractional Interest................ The "Fractional Interest" with respect to any
                                    Distribution Date and each class of Subordinate
                                    Certificates will equal (i) the aggregate of the Class
                                    Balances immediately prior to such Distribution Date of
                                    all classes of Subordinate Certificates in the same
                                    group that have higher numerical class designations than
                                    such class, divided by (ii) the aggregate Pool Principal
                                    Balance (Non-PO Portion) (if there is only one group of
                                    Subordinate Certificates) or the related Pool Principal
                                    Balance (Non-PO Portion) or sum of the related Pool
                                    Principal Balance (Non-PO Portion) (if there is more
                                    than one group of Subordinate Certificates).


Net Interest Shortfall............. With respect to any Distribution Date, the "Net Interest
                                    Shortfall" is equal to the sum of (i) the shortfall in
                                    interest received with respect to any Mortgage Loan as a
                                    result of a Relief Act Reduction and (ii) any
                                    Non-Supported Interest Shortfalls. Net Interest
                                    Shortfalls on any Distribution Date will be allocated
                                    pro rata among all such classes of interest-bearing
                                    Senior Certificates or if there are Crossed Groups, the
                                    interest-bearing Senior Certificates of the Crossed
                                    Groups and each class of related Subordinate
                                    Certificates, based on the amount of interest accrued on
                                    each such class of Certificates on such Distribution
                                    Date before taking into account any reduction in such
                                    amounts resulting from such Net Interest Shortfalls.


Banc of America Securities LLC                                                15
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Net Mortgage Interest Rate......... The "Net Mortgage Interest Rate" of a Mortgage Loan is
                                    the excess of its mortgage interest rate over the sum of
                                    the servicing fee rate (which is . 25%) and the trustee
                                    fee rate (which is .0075%).

Non-PO Percentage.................. The "Non-PO Percentage" with respect to any Mortgage
                                    Loan in the Mortgage Pool or loan group in the Mortgage
                                    Pool with a Net Mortgage Interest Rate as of the Cut-off
                                    Date less than a certain rate (each such Mortgage Loan,
                                    a "Discount Mortgage Loan") will be equal to the Net
                                    Mortgage Interest Rate as of the Cut-off Date divided by
                                    such applicable rate. If there are multiple loan groups
                                    in the Mortgage Pool, this rate may be the same for each
                                    loan group or may differ for one or more loan groups.
                                    The Non-PO Percentage with respect to any Mortgage Loan
                                    in the Mortgage Pool or loan group in the Mortgage Pool
                                    with a Net Mortgage Interest Rate as of the Cut-off Date
                                    equal to or greater than the applicable rate  will be
                                    100%. The "PO Percentage" for any Discount Mortgage Loan
                                    will be equal to 100% minus the Non-PO Percentage for
                                    such Mortgage Loan. If there are no ratio strip
                                    certificates in a group, the Non-PO Percentage for each
                                    Mortgage Loan in the related loan group will be 100% and
                                    the PO Percentage for each Mortgage Loan in such loan
                                    group will be 0%.

                                    Any Mortgage Loan with a Net Mortgage Interest Rate as
                                    of the Cut-off Date greater than or equal to the
                                    applicable rate for the Mortgage Pool or the loan group
                                    in the Mortgage Pool is a "Premium Mortgage Loan."


Non-PO Principal Amount............ The "Non-PO Principal Amount" for any Distribution Date
                                    and the Mortgage Pool or any loan group in the Mortgage
                                    Pool will equal the sum of the applicable Non-PO
                                    Percentage of:

                                    (a) all monthly payments of principal due on each
                                        Mortgage Loan in the Mortgage Pool or loan group in
                                        the Mortgage Pool on the related due date;

                                    (b) the principal portion of the purchase price (net of
                                        unreimbursed Advances and other amounts as to which
                                        the Servicer is entitled to be reimbursed pursuant
                                        to the Pooling Agreement) of each Mortgage Loan in
                                        the Mortgage Pool or loan group in the Mortgage Pool
                                        that was repurchased by the Depositor pursuant to
                                        the Pooling Agreement during the calendar month
                                        preceding the month of that Distribution Date;

                                    (c) amounts received with respect to such Distribution
                                        Date as a substitution adjustment amount (net of
                                        unreimbursed Advances and other amounts as to which
                                        the Servicer is entitled to be reimbursed pursuant
                                        to the Pooling Agreement) in connection


Banc of America Securities LLC                                                16
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                        with a Mortgage Loan in the Mortgage Pool or loan
                                        group in the Mortgage Pool received during the
                                        calendar month preceding the month of that
                                        Distribution Date;

                                    (d) any Liquidation Proceeds (net of unreimbursed
                                        expenses and unreimbursed Advances, if any)
                                        allocable to recoveries of principal of the Mortgage
                                        Loans in the Mortgage Pool or loan group in the
                                        Mortgage Pool that have not yet been liquidated
                                        received during the calendar month preceding the
                                        month of that Distribution Date;

                                    (e) with respect to each Mortgage Loan in the Mortgage
                                        Pool or loan group in the Mortgage Pool that was
                                        liquidated during the calendar month preceding the
                                        month of that Distribution Date, the amount of the
                                        Liquidation Proceeds (other than any profits
                                        retained by the Servicer in connection with the
                                        foreclosure and net of unreimbursed expenses and
                                        unreimbursed Advances, if any) allocable to
                                        principal received with respect to that Mortgage
                                        Loan; and

                                    (f) all partial and full principal prepayments on the
                                        Mortgage Loans in the Mortgage Pool or loan group in
                                        the Mortgage Pool by mortgagors received during the
                                        calendar month preceding the month of that
                                        Distribution Date.

                                    The amounts described in clauses (a) through (d) are
                                    referred to as "Scheduled Principal Payments." The
                                    amounts described in clauses (e) and (f) are referred to
                                    as "Unscheduled Principal Payments."

Non-Supported Interest Shortfall... With respect to any Distribution Date, the
                                    "Non-Supported Interest Shortfall" is the amount by which
                                    the aggregate of Prepayment Interest Shortfalls for the
                                    Mortgage Loans in the Mortgage Pool or the Mortgage
                                    Loans in any Crossed Loan Groups during the calendar
                                    month preceding the month of such Distribution Date
                                    exceeds the applicable Compensating Interest for such
                                    period.

Notional Amount.................... The "Notional Amount" of any Interest Only Certificates
                                    (or any components of an Interest Only Certificates)
                                    will be equal to either (I) the product of (i) the
                                    aggregate of the Stated Principal Balances of the
                                    Premium Mortgage Loans in the Mortgage Pool or loan
                                    group as of the due date in the month preceding the
                                    month of such Distribution Date and (ii) a fraction, (a)
                                    the numerator of which is equal to the weighted average
                                    of the Net Mortgage Interest Rates of the these Mortgage
                                    Loans (based on the Stated Principal Balances of these
                                    Mortgage Loans as of the due date in the month preceding
                                    the month of



Banc of America Securities LLC                                                17
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    such Distribution Date) minus a specified
                                    percentage and (b) the denominator of which is equal to
                                    a specified percentage or (II) a percentage or all of
                                    the Class Balance(s) of another class or classes.

Pool Distribution Amount........... The "Pool Distribution Amount" with respect to any
                                    Distribution Date will be determined by reference to
                                    amounts received and expenses incurred in connection
                                    with the Mortgage Loans in the Mortgage Pool or any loan
                                    group in the Mortgage Pool and will be equal to the sum
                                    of:

                                    (i)   all scheduled installments of interest (net of the
                                          related Servicing Fee) and principal due on such
                                          Mortgage Loans on the due date in the month in
                                          which such Distribution Date occurs and received
                                          prior to the related Determination Date, together
                                          with any Advances in respect thereof and any
                                          Compensating Interest allocable to such Mortgage
                                          Loans;

                                    (ii)  all proceeds of any primary mortgage guaranty
                                          insurance policies and any other insurance
                                          policies with respect to such Mortgage Loans, to
                                          the extent such proceeds are not applied to the
                                          restoration of the related mortgaged property or
                                          released to the mortgagor in accordance with the
                                          Servicer`s normal servicing procedures and all
                                          other cash amounts received and retained in
                                          connection with the liquidation of defaulted
                                          Mortgage Loans in the Mortgage Pool or any loan
                                          group in the Mortgage Pool, by foreclosure or
                                          otherwise (collectively, "Liquidation Proceeds"),
                                          during the calendar month preceding the month of
                                          such Distribution Date (in each case, net of
                                          unreimbursed expenses incurred in connection with
                                          a liquidation or foreclosure and unreimbursed
                                          Advances, if any);

                                    (iii) all partial or full prepayments received on such
                                          Mortgage Loans during the calendar month preceding
                                          the month of such Distribution Date; and

                                    (iv)  amounts received with respect to such Distribution
                                          Date as a substitution adjustment amount or
                                          purchase price in respect of any deleted Mortgage
                                          Loan in the Mortgage Pool or any loan group in the
                                          Mortgage Pool or amounts received in connection
                                          with the optional termination of the Trust or a
                                          portion of the Trust as of such Distribution Date,
                                          reduced by amounts in reimbursement for Advances
                                          previously made and other amounts as to which the
                                          Servicer is entitled to be reimbursed pursuant to
                                          the Pooling Agreement.
Banc of America Securities LLC                                                18
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Pool Principal Balance............. The "Pool Principal Balance" for the Mortgage Pool or a
                                    loan group in the Mortgage Pool with respect to any
                                    Distribution Date equals the aggregate Stated Principal
                                    Balances of the Mortgage Loans in the Mortgage Pool or
                                    loan group in the Mortgage Pool outstanding on the due
                                    date in the month preceding the month of such
                                    Distribution Date.

Pool Principal Balance
(Non-PO Portion)................... The "Pool Principal Balance (Non-PO Portion)" for the
                                    Mortgage Pool or a loan group in the Mortgage Pool and
                                    any Distribution Date equals the sum of the product, for
                                    each Mortgage Loan in the Mortgage Pool or loan group in
                                    the Mortgage Pool, of the Non-PO Percentage of such
                                    Mortgage Loan multiplied by its Stated Principal Balance
                                    on the due date in the month preceding the month of such
                                    Distribution Date.

Prepayment Interest Shortfall...... A "Prepayment Interest Shortfall" on a Mortgage Loan is
                                    equal to the difference between (x) 30 days` interest at
                                    the mortgage interest rate (less the servicing fee rate)
                                    on the amount of the prepayment on such Mortgage Loan
                                    minus (y) the amount of interest actually paid by the
                                    related mortgagor on the amount of such prepayment
                                    during the preceding month.

Realized Loss...................... In general, a "Realized Loss" means, (a) with respect to a Mortgage Loan that has been liquidated, the amount by
                                    which the remaining unpaid principal balance of the
                                    Mortgage Loan exceeds the amount of proceeds from the
                                    liquidation applied to the principal balance of the
                                    related Mortgage Loan and (b) losses due to the
                                    bankruptcy of the mortgagor.

Relief Act Reduction............... A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to
                                    the Servicemembers Civil Relief Act or similar state
                                    legislation.

REO Property....................... An "REO Property" is a Mortgaged Property that has been acquired by the Trust through foreclosure or grant of a
                                    deed in lieu of foreclosure.

Senior Percentage.................. The Senior Percentage for the Mortgage Pool or loan group in the Mortgage Pool will equal (i) the aggregate
                                    Class Balance of the related Senior Non-PO Certificates
                                    immediately prior to such date, divided by (ii) the Pool
                                    Principal Balance (Non-PO Portion) for the Mortgage Pool
                                    or loan group in the Mortgage Pool for such date.


Banc of America Securities LLC                                                19
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Senior Prepayment Percentage....... For the following Distribution Dates, will be as follows:

                                      Distribution Date         Senior Prepayment Percentage
                                    ----------------------- ---------------------------------
                                    June 2007 through       100%;
                                    May 2012
                                    ----------------------- ---------------------------------
                                    June 2012 through       the applicable Senior Percentage
                                    May 2013                plus, 70% of the applicable
                                                            Subordinate Percentage;
                                    ----------------------- ---------------------------------
                                    June 2013 through       the applicable Senior Percentage
                                    May 2014                plus, 60% of the applicable
                                                            Subordinate Percentage;
                                    ----------------------- ---------------------------------
                                    June 2014 through       the applicable Senior Percentage
                                    May 2015                plus, 40% of the applicable
                                                            Subordinate Percentage;
                                    ----------------------- ---------------------------------
                                    June 2015 through       the applicable Senior Percentage
                                    May 2016                plus, 20% of the applicable
                                                            Subordinate Percentage;
                                    ----------------------- ---------------------------------
                                    June 2016 and           the applicable Senior Percentage;
                                    thereafter
                                    ----------------------- ---------------------------------


                                    provided, however, that (A) if on any Distribution Date
                                    the percentage equal to (x) the aggregate Class Balances
                                    of the Senior Non-PO Certificates of multiple groups
                                    with one set of Subordinate Certificates (such groups,
                                    "Crossed Groups") divided by (y) the sum of the Pool
                                    Principal Balances (Non-PO Portion) for the loan groups
                                    relating to the Crossed Groups (such loan groups, the
                                    "Crossed Loan Groups" and such percentage, the "Crossed
                                    Group Total Senior Percentage") exceeds such percentage
                                    as of the Closing Date, then the Senior Prepayment
                                    Percentages for the Crossed Loan Groups for such
                                    Distribution Date will equal 100% and (B) in the case of
                                    one group of Senior Non-PO Certificates with its own set
                                    of Subordinate Certificates or if the Mortgage Pool is
                                    not divided into loan groups, if on any Distribution
                                    Date the Senior Percentage for the Mortgage Pool or the
                                    related loan group of the Mortgage Pool (the Mortgage
                                    Loans in the Mortgage Pool or such loan group,
                                    "Non-Crossed Mortgage Loans") exceeds such percentage as
                                    of the Closing Date, then the Senior Prepayment
                                    Percentage(s) for the Mortgage Pool or such loan group
                                    for such Distribution Date will equal 100%.

                                    No decrease in the Senior Prepayment Percentages for the
                                    Crossed Loan Groups will occur if the following occurs
                                    as of any Distribution Date as to which any such
                                    decrease applied with respect to the Crossed Loan Group
                                    Mortgage Loans, and no decrease in the Senior Prepayment
                                    Percentage for the Non-Crossed Mortgage Loans will occur
                                    if the following occurs as of any Distribution Date as
                                    to which any such decrease applied with respect to the
                                    Non-Crossed Mortgage Loans: (i) the outstanding
                                    principal balance of all Mortgage Loans in the Crossed
                                    Loan Groups or all Non-Crossed Mortgage Loans
                                    (including, for this purpose, any Mortgage Loans in
                                    foreclosure, any REO Property in such loan group or loan
                                    groups and any Mortgage Loan for which the mortgagor has
                                    filed for bankruptcy after the Closing Date) delinquent
                                    60 days or more (averaged over the preceding six-


Banc of America Securities LLC                                                20
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------


                                    month period), as a percentage of the aggregate Class
                                    Balance of the related Subordinate Certificates, is
                                    equal to or greater than 50%, or (ii) cumulative
                                    Realized Losses with respect to the Mortgage Loans in
                                    the Crossed Loan Groups or all Non-Crossed Mortgage
                                    Loans exceed the percentages of the aggregate balance of
                                    the related Subordinate Certificates as of the Closing
                                    Date (with respect to the related Subordinate
                                    Certificates, the "Original Subordinate Principal
                                    Balance") indicated below:


                                                                      % of Original
                                                                  Subordinate Principal
                                     Distribution Date Occurring         Balance
                                    ---------------------------- -----------------------
                                    June 2012 through May 2013             30%
                                    ---------------------------- -----------------------
                                    June 2013 through May 2014             35%
                                    ---------------------------- -----------------------
                                    June 2014 through May 2015             40%
                                    ---------------------------- -----------------------
                                    June 2015 through May 2016             45%
                                    ---------------------------- -----------------------
                                    June 2016 and thereafter               50%
                                    ---------------------------- -----------------------

                                    The Subordinate Prepayment Percentage for the Mortgage
                                    Pool or loan group in the Mortgage Pool for any
                                    Distribution Date will equal 100% minus the Senior
                                    Prepayment Percentage for the Mortgage Pool or such loan
                                    group in the Mortgage Pool for such date.

Senior Principal
Distribution Amount................ The "Senior Principal Distribution Amount"
                                    for the Mortgage Pool or loan group in the Mortgage Pool
                                    and any Distribution Date will equal the sum of (i) the
                                    Senior Percentage for the Mortgage Pool or loan group in
                                    the Mortgage Pool of the applicable Non-PO Percentage of
                                    Scheduled Principal Payments for such Distribution Date
                                    and (ii) the Senior Prepayment Percentage for the
                                    Mortgage Pool or loan group in the Mortgage Pool of the
                                    applicable Non-PO Percentage of Unscheduled Principal
                                    Payments for such Distribution Date subject to certain
                                    reductions due to losses.

Stated Principal Balance........... The "Stated Principal Balance" means, as to any Mortgage
                                    Loan and due date, the unpaid principal balance of such
                                    Mortgage Loan as of such due date, as specified in the
                                    amortization schedule at the time relating thereto
                                    (before any adjustment to such amortization schedule by
                                    reason of any moratorium or similar waiver or grace
                                    period), after giving effect to any previous partial
                                    principal prepayments and Liquidation Proceeds (net of
                                    unreimbursed expenses and unreimbursed Advances)
                                    allocable to principal received and to the payment of
                                    principal due on such due date and irrespective of any
                                    delinquency in payment by the related mortgagor and
                                    after giving effect to any deficient valuation by a
                                    court in connection with a bankruptcy.

Subordinate Percentage............. The Subordinate Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date
                                    will equal 100% minus the Senior Percentage for such
                                    date.


Banc of America Securities LLC                                                21
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

Subordinate Prepayment Percentage.. The Subordinate Prepayment Percentage for the Mortgage
                                    Pool or loan group in the Mortgage Pool for any
                                    Distribution Date will equal 100% minus the Senior
                                    Prepayment Percentage for the Mortgage Pool or such loan
                                    group in the Mortgage Pool for such date.

Subordinate Principal
  Distribution
Amount............................. The "Subordinate Principal Distribution Amount" for the
                                    Mortgage Pool or loan group in the Mortgage Pool for any
                                    Distribution Date will equal the sum of (i) the
                                    Subordinate Percentage for the Mortgage Pool or loan
                                    group in the Mortgage Pool of the applicable Non-PO
                                    Percentage of Scheduled Principal Payments for such
                                    Distribution Date and (ii) the Subordinate Prepayment
                                    Percentage for the Mortgage Pool or loan group in the
                                    Mortgage Pool of the applicable Non-PO Percentage of
                                    Unscheduled Principal Payments for such Distribution
                                    Date.

Exchangeable REMIC
Certificates and
Exchangeable Certificates.......... Certain Classes of Offered Certificates identified as
                                    "Exchangeable REMIC Certificates" may be exchanged in
                                    certain allowable combinations (a "REMIC Combination")
                                    for a proportionate interest in certain related
                                    Certificates identified as "Exchangeable Certificates."
                                    All or a portion of the Exchangeable Certificates in an
                                    Exchangeable Combination may also be exchanged for a
                                    proportionate interest in each class of Exchangeable
                                    REMIC Certificates in the related REMIC Combination in
                                    the same manner. This process may occur repeatedly.

                                    The classes of Exchangeable REMIC Certificates and of
                                    Exchangeable Certificates that are outstanding at any
                                    given time, and the outstanding Class Balances and
                                    notional amounts, if any, of these classes, will depend
                                    upon any related distributions of principal, as well as
                                    any exchanges that occur. Exchangeable REMIC
                                    Certificates and Exchangeable Certificates in any
                                    combination may be exchanged only in the proportion that
                                    the maximum initial Class Balances and notional amounts,
                                    if any, of such Certificates bear to one another as
                                    shown in the prospectus supplement.

                                    Holders of each class of Exchangeable Certificates in an
                                    allowable combination will be the beneficial owners of a
                                    proportionate interest in the Exchangeable REMIC
                                    Certificates of the related REMIC Combination.


Banc of America Securities LLC                                                22
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    In the event that Exchangeable REMIC Certificates are
                                    exchanged for an allowable combination of Exchangeable
                                    Certificates, then

                                    o   the aggregate principal balance of the Exchangeable
                                        Certificates received in the exchange will equal the
                                        aggregate principal balance, immediately prior to
                                        the exchange, of the Exchangeable REMIC Certificates
                                        so exchanged; and

                                    o   the aggregate notional amount of interest only
                                        Exchangeable Certificates received in an exchange
                                        where all the related Exchangeable REMIC
                                        Certificates were interest only certificates will
                                        equal their applicable portion of the aggregate
                                        notional amount, immediately prior to the exchange,
                                        of the Exchangeable REMIC Certificates so exchanged;

                                    o   the aggregate amount of interest and principal
                                        payable on each distribution date with respect to
                                        the Exchangeable Certificates received in the
                                        exchange will equal the aggregate amount of interest
                                        and principal that would have been payable on the
                                        Exchangeable REMIC Certificates so exchanged if the
                                        exchange had not occurred; and

                                    o   the aggregate amount of principal and interest
                                        losses and interest shortfalls allocated to the
                                        Exchangeable Certificates received in the exchange
                                        will equal the aggregate amount of principal and
                                        interest losses and interest shortfalls that would
                                        have been allocated to the Exchangeable REMIC
                                        Certificates so exchanged if the exchange had not
                                        occurred.


                                    Each class of Exchangeable Certificates in an allowable
                                    combination (other than a class of interest only
                                    certificates, if any) will be entitled to its
                                    proportionate share of the principal distributions that
                                    would have been payable on the Exchangeable REMIC
                                    Certificates so exchanged if the exchange had not
                                    occurred. In addition, each class of Exchangeable
                                    Certificates (other than a class of interest only
                                    certificates, if any) in an allowable combination will
                                    bear a proportionate share of principal losses that
                                    would have been allocated to the Exchangeable REMIC
                                    Certificates so exchanged if the exchange had not
                                    occurred.


Banc of America Securities LLC                                                23
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 Preliminary Credit Support
---------------------------------------------------------------------------------------------
Subordinate Certificates provide credit support for Senior Certificates. If the Senior
Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years.
The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the
Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years.

---------------------------------------------------------------------------------------------
                                  Priority of Distributions
---------------------------------------------------------------------------------------------

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:


                  -------------------------------------------------------
                      First, to the classes of Senior Certificates and
                         component (if any) entitled to payments of
                                 interest, to pay interest;
                  -------------------------------------------------------
                                              |
                                              |
                                              v
                  -------------------------------------------------------
                           Second, pro rata, to the Senior Non-PO
                        Certificates and any ratio strip component or
                      ratio strip certificates entitled to payments of
                                principal, to pay principal;
                  -------------------------------------------------------
                                              |
                                              |
                                              v
                  -------------------------------------------------------
                     Third, to any ratio strip component or ratio strip
                         certificates, to pay any Class PO Deferred
                         Amounts, from amounts otherwise payable as
                     principal to the related Subordinate Certificates;
                  -------------------------------------------------------
                                              |
                                              |
                                              v
                  -------------------------------------------------------
                       Fourth, subject to any cross-collateralization
                          payments, sequentially, to each class of
                       Subordinate Certificates from the related Pool
                     Distribution Amount or Amounts to pay interest and
                      principal in the order of payment priority, until
                               each Class Balance is zero; and
                  -------------------------------------------------------
                                              |
                                              |
                                              v
                  -------------------------------------------------------
                      Fifth, to the residual certificate, any remaining
                                          amounts.
                  -------------------------------------------------------


Banc of America Securities LLC                                                24
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                 Preliminary Summary of Terms
----------------------------------------------------------------------------------------------

The Sponsor and Servicer........... Bank of America, National Association ("Bank of
                                    America") will serve as the sponsor (the "Sponsor") and
                                    the servicer (the "Servicer") of the Certificates.

                                    See "The Sponsor," "The Mortgage Loan Programs,"
                                    "Servicing of the Mortgage Loans" and "The Pooling
                                    Agreement" in the base prospectus for more information
                                    about the Sponsor, its securitization programs, its
                                    solicitation and underwriting criteria used to originate
                                    the Mortgage Loans and its material roles and duties in
                                    this transaction.

                                    All of the Mortgage Loans will be serviced by the
                                    Servicer in accordance with the terms of the Pooling
                                    Agreement. The Servicer may perform any of its
                                    obligations under the Pooling Agreement through one or
                                    more subservicers. Despite the existence of subservicing
                                    arrangements, the Servicer will be liable for its
                                    servicing duties and obligations under the Pooling
                                    Agreement as if the Servicer alone were servicing the
                                    Mortgage Loans. See "The Sponsor," "Servicing of the
                                    Mortgage Loans -- The Servicers," "-- Servicing Experience
                                    and Procedures of Bank of America" and "The Pooling
                                    Agreement" in the base prospectus for more information
                                    about the Servicer, the Servicer`s experience, its
                                    servicing procedures and its obligations under the
                                    Pooling Agreement.

Static Pool Information............ Information concerning the Sponsor`s prior residential mortgage loan securitizations involving both fixed-rate
                                    first lien mortgage loans underwritten in accordance
                                    with the Sponsor`s general underwriting standards
                                    described in the base prospectus under "The Mortgage
                                    Loan Programs--Mortgage Loan Underwriting--Bank of
                                    America General Underwriting Standards" and first lien
                                    mortgage loans underwritten in accordance with the
                                    Sponsor`s alternative underwriting standards described
                                    in the base prospectus under "--Bank of America
                                    Alternative Underwriting Standards," and, in each case,
                                    issued by the Depositor or the Depositor`s predecessor
                                    is available on the internet at http://
                                    corp.bankofamerica.com /public/
                                    regulationab/boams/index.jsp. Although those
                                    securitizations involve the most comparable type of
                                    mortgage loans to the type of Mortgage Loans contained
                                    in the Mortgage Pool, the Sponsor also maintains on that
                                    website, for the information of investors, statistical
                                    data concerning the Sponsor`s prior residential mortgage
                                    loan securitizations involving either fixed-rate first
                                    lien mortgage loans or adjustable-rate first lien
                                    mortgage loans underwritten in accordance with the
                                    Sponsor`s general underwriting standards issued by the
                                    Depositor or the Depositor's predecessor.

                                    Without charge or registration, investors can view on
                                    this website the following information for each of those
                                    securitizations:
Banc of America Securities LLC                                                25
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                 Preliminary Summary of Terms
----------------------------------------------------------------------------------------------

                                    o   summary initial pool information; and

                                    o   delinquency, cumulative loss, and prepayment
                                        information as of each Distribution Date for the
                                        five years preceding the date of first use of the
                                        prospectus supplement.

                                    In the event any changes or updates are made to the
                                    information available on the Sponsor`s website, the
                                    Depositor will provide a copy of the original
                                    information upon request to any person who writes or
                                    calls the Depositor. The Depositor`s address is 214
                                    North Tryon Street, Mail Code NC1-027-22-02, Charlotte,
                                    North Carolina 28255. Its telephone number is (704)
                                    387-8239.

                                    This static pool data may have been influenced in the
                                    past by factors beyond the Sponsor`s control, such as
                                    unusually robust housing prices, low interest rates and
                                    changes in product type. Therefore, the performance of
                                    prior residential mortgage loan securitizations may not
                                    be indicative of the future performance of the Mortgage
                                    Loans.


Banc of America Securities LLC                                                26
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                          Risk Factors
----------------------------------------------------------------------------------------------

                                    YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN
                                    INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING
                                    YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE
                                    PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH
                                    BELOW.


Subordination of any Super Senior
Support and Subordinate
 Certificates
Increases Risk of Loss............. Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the
                                    related Mortgage Loans than are Senior
                                    certificateholders.

                                    o   The rights of each class of Subordinate Certificates
                                        to receive distributions of interest and principal
                                        are subordinated to the rights of the related Senior
                                        Certificates and each class of related Subordinate
                                        Certificates higher in order of payment priority.

                                    o   Losses that are realized on the Mortgage Loans will
                                        be allocated first to the class of related
                                        Subordinate Certificates lowest in order of payment
                                        priority, then to the class of related Subordinate
                                        Certificates next lowest in order of payment
                                        priority and so on, in reverse order of payment
                                        priority until the outstanding Class Balances of
                                        such classes have been reduced to zero.

                                    Any Super Senior Support certificateholders should
                                    consider the risk that after the related Subordinate
                                    Certificates are no longer outstanding, the principal
                                    portion of losses realized on the applicable Mortgage
                                    Loans that are allocated to a class of Super Senior
                                    Certificates will be borne by the related class of Super
                                    Senior Support Certificates, rather than such class of
                                    Super Senior Certificates.

The Rate of Principal Payments
on the Mortgage Loans Will Affect
the Yield on the Offered
  Certificates..................... Because principal payments on the Mortgage
                                    Loans will be distributed currently on the related
                                    Senior Certificates and the related Subordinate
                                    Certificates, the rate of distributions of principal and
                                    the yield to maturity on your Certificates will be
                                    directly related to (i) the rate and timing of payments
                                    of principal on the applicable Mortgage Loans and
                                    (ii) the amount and timing of defaults by borrowers that
                                    result in losses on the applicable Mortgage Loans.
                                    Borrowers are permitted to prepay their Mortgage Loans,
                                    in whole or in part, at any time. The principal payments
                                    on the Mortgage Loans may be in the form of scheduled
                                    principal payments or principal prepayments (for this
                                    purpose, the term "principal prepayment" includes
                                    prepayments and any other recovery of principal in
                                    advance of the scheduled due date, including repurchases
                                    and liquidations due to default, casualty, condemnation
                                    and

Banc of America Securities LLC                                                27
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                          Risk Factors
----------------------------------------------------------------------------------------------

                                    the like). Any of these prepayments will result in
                                    distributions to you of amounts that would otherwise be
                                    distributed over the remaining term of the Mortgage
                                    Loans.

                                    The rate of principal payments on the Mortgage Loans
                                    will be affected by the following:

                                    o   the amortization schedules of the Mortgage Loans;

                                    o   the rate of partial prepayments and full prepayments
                                        by borrowers due to refinancing, job transfer,
                                        changes in property values or other factors;

                                    o   liquidations of the properties that secure defaulted
                                        Mortgage Loans;

                                    o   repurchases of Mortgage Loans by the Depositor as a
                                        result of defective documentation or breaches of
                                        representations or warranties;

                                    o   the exercise of due-on-sale clauses by the Servicer
                                        in connection with transfers of mortgaged
                                        properties;

                                    o   the optional repurchase of all the Mortgage Loans by
                                        the Depositor to effect a termination of the Trust
                                        or certain of the Mortgage Loans in the Trust when
                                        the aggregate Stated Principal Balance of the
                                        related Mortgage Loans is less than 10% of the
                                        aggregate unpaid principal balance of such Mortgage
                                        Loans as of the cut-off date; and

                                    o   general and targeted solicitations for refinancing
                                        by mortgage originators (including the Sponsor).


                                    The rate of principal payments on the Mortgage Loans
                                    will depend greatly on the level of mortgage interest
                                    rates:

                                    o   If prevailing interest rates for similar mortgage
                                        loans fall below the interest rates on the Mortgage
                                        Loans in the Trust, the rate of prepayment is likely
                                        to increase.

                                    o   Conversely, if prevailing interest rates for similar
                                        mortgage loans rise above the interest rates on the
                                        Mortgage Loans in the Trust, the rate of prepayment
                                        is likely to decrease.

                                    If you are purchasing any Offered Certificates at a
                                    discount, and specifically if you are purchasing
                                    principal only certificates, you should consider the
                                    risk that if principal payments on the applicable
                                    Mortgage

Banc of America Securities LLC                                               28
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                          Risk Factors
----------------------------------------------------------------------------------------------

                                    Loans, or in the case of any ratio strip certificates,
                                    some or all of the Discount Mortgage Loans, occur at a
                                    rate slower than you expected, your yield will be lower
                                    than you expected. If you are purchasing any Offered
                                    Certificates at a premium, and specifically if you are
                                    purchasing interest only certificates, you should
                                    consider the risk that if principal payments on the
                                    applicable mortgage loans or, in the case of interest
                                    only certificates whose notional amount is based on some
                                    or all of the Premium Mortgage Loans, such Premium
                                    Mortgage Loans, occur at a rate faster than you
                                    expected, your yield may be lower than you expected. You
                                    must make your own decisions as to the appropriate
                                    prepayment assumptions to be used when purchasing any
                                    Offered Certificates. The applicable Senior Prepayment
                                    Percentage of the applicable Non-PO Percentage of all
                                    principal prepayments (excluding for this purpose,
                                    partial liquidations due to default, casualty,
                                    condemnation and the like) initially will be distributed
                                    to the classes of related Senior Non-PO Certificates
                                    then entitled to receive principal prepayment
                                    distributions. This may result in all (or a
                                    disproportionate percentage) of those principal
                                    prepayments being distributed to such Senior Non-PO
                                    Certificates and none (or less than their pro rata
                                    share) of such principal prepayments being distributed
                                    to holders of the related Subordinate Certificates
                                    during the periods of time described in the applicable
                                    definition of "Senior Prepayment Percentage."

                                    The timing of changes in the rate of prepayments may
                                    significantly affect the actual yield to you, even if
                                    the average rate of principal prepayments is consistent
                                    with your expectations. In general, the earlier the
                                    payment of principal of the related Mortgage Loans, the
                                    greater the effect on your yield to maturity. As a
                                    result, the effect on your yield of principal
                                    prepayments occurring at a rate higher (or lower) than
                                    the rate you anticipate during the period immediately
                                    following the issuance of the certificates will not be
                                    offset by a subsequent like reduction (or increase) in
                                    the rate of principal prepayments.

Any Yield Maintenance Agreement
is Subject to Counterparty Risk.... The Trustee on behalf of the Trust may enter into one or more Yield Maintenance Agreements with one or more
                                    counterparties, for the benefit of certain Classes of
                                    Certificates. Each Yield Maintenance Agreement will
                                    require the applicable counterparty to make certain
                                    payments in certain circumstances. To the extent that
                                    payments on such Certificates depend in part on payments
                                    to be received by the Trustee under the related Yield
                                    Maintenance Agreement, the ability of the Trustee to
                                    make such payments on such Certificates will be subject
                                    to the credit risk of the applicable counterparty.

Banc of America Securities LLC                                               29
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                          Risk Factors
----------------------------------------------------------------------------------------------

Delinquencies and Losses on
  the Mortgage Loans Will
Adversely Affect Your Yield........ Delinquencies on the mortgage loans which are not advanced by or on behalf of the Servicer (because the
                                    Servicer has determined that these amounts, if advanced,
                                    would be nonrecoverable), will adversely affect the
                                    yield on the related Senior Certificates and the related
                                    Subordinate Certificates. The Servicer will determine
                                    that a proposed advance is nonrecoverable when, in the
                                    good faith exercise of its servicing judgment, it
                                    believes the proposed advance would not be ultimately
                                    recoverable from the related mortgagor, related
                                    liquidation proceeds, or other recoveries in respect of
                                    the Mortgage Loan. Because of the priority of
                                    distributions, shortfalls resulting from delinquencies
                                    that are not covered by advances will be borne first by
                                    the related Subordinate Certificates (in reverse order
                                    of payment priority), and then by the related Senior
                                    Certificates.

                                    Net interest shortfalls will adversely affect the yields
                                    on the Offered Certificates. In addition, losses
                                    generally will be borne by the related Subordinate
                                    Certificates. As a result, the yields on the Offered
                                    Certificates will depend on the rate and timing of
                                    realized losses on the related Mortgage Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable Certificates...... If you are purchasing any Exchangeable REMIC
                                    Certificates or Exchangeable Certificates, you should
                                    consider that the characteristics of any Exchangeable
                                    Certificates will reflect, in the aggregate, generally
                                    the characteristics of the related Exchangeable REMIC
                                    Certificates. Investors are encouraged to also consider
                                    a number of factors that will limit a
                                    certificateholder's ability to exchange Exchangeable
                                    REMIC Certificates for Exchangeable Certificates and
                                    vice versa:

                                    o   At the time of the proposed exchange, a
                                        certificateholder must own Certificates of the
                                        related Class or Classes in the proportions
                                        necessary to make the desired exchange.

                                    o   A certificateholder that does not own the
                                        Certificates may be unable to obtain the necessary
                                        Exchangeable REMIC Certificates or Exchangeable
                                        Certificates because the holders of the needed
                                        Certificates may be unwilling or unable to sell them
                                        or because the necessary Certificates have been
                                        placed into other financial structures.

                                    o   Principal distributions will decrease the amounts
                                        available for exchange over time.

Banc of America Securities LLC                                               30
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                          Risk Factors
----------------------------------------------------------------------------------------------

                                    o   Certificates may only be held in authorized
                                        denominations.

Credit Scores May Not
  Accurately
Predict the Likelihood of Default.. The Sponsor generally uses Credit Scores as part of its underwriting process. A credit score purports only to be
                                    a measurement of the relative degree of risk a borrower
                                    represents to a lender, i.e., that a borrower with a
                                    higher score is statistically expected to be less likely
                                    to default in payment than a borrower with a lower
                                    score. In addition, it should be noted that credit
                                    scores were developed to indicate a level of default
                                    probability over a two-year period, which does not
                                    correspond to the life of most mortgage loans.
                                    Furthermore, credit scores were not developed
                                    specifically for use in connection with mortgage loans,
                                    but for consumer loans in general. Therefore, credit
                                    scores do not address particular mortgage loan
                                    characteristics that influence the probability of
                                    repayment by the borrower. Neither the Depositor nor the
                                    Sponsor makes any representations any mortgage loan or
                                    that a particular credit score should be relied upon as
                                    a basis for an expectation that a borrower will repay
                                    its mortgage loan according to its terms.

Geographic Concentration May
Increase Risk of Loss Due to
Adverse Economic Conditions
or Natural Disasters............... At various times, certain geographic regions will experience weaker economic conditions and housing
                                    markets and, consequently, will experience higher rates
                                    of delinquency and loss on mortgage loans generally. In
                                    addition, certain states have experienced natural
                                    disasters, including earthquakes, fires, floods and
                                    hurricanes, which may adversely affect property values.
                                    Although mortgaged properties located in certain
                                    identified flood zones will be required to be covered,
                                    to the maximum extent available, by flood insurance, no
                                    mortgaged properties will otherwise be required to be
                                    insured against earthquake damage or any other loss not
                                    covered by standard hazard insurance policies. Any
                                    concentration of mortgaged properties in a state or
                                    region may present unique risk considerations.

                                    Any deterioration in housing prices in a state or region
                                    due to adverse economic conditions, natural disaster or
                                    other factors, and any deterioration of economic
                                    conditions in a state or region that adversely affects
                                    the ability of borrowers to make payments on the
                                    mortgage loans, may result in losses on the Mortgage
                                    Loans. Any losses may adversely affect the yield to
                                    maturity of the related Offered Certificates.

Residential Real Estate
  Values
May Fluctuate and Adversely.........

Banc of America Securities LLC                                               31
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    In recent months, delinquencies and losses with respect
                                    to residential mortgage loans generally have increased
                                    and may continue to increase. In addition, in recent
                                    months the value of mortgaged properties in many states
                                    have declined or remained stable, after extended periods
                                    of appreciation. If residential real estate values
                                    generally or in a particular geographic area decline or
                                    fail to increase, a borrow may have less equity in the
                                    mortgaged property than originally anticipated leading
                                    to less inclination on the part of such borrower to cure
                                    delinquencies and avoid foreclosure. A continued decline
                                    or lack of increase in property values where the
                                    outstanding balances of the mortgage loans and any
                                    secondary financing on the related mortgaged properties
                                    are close to or exceed the value of the mortgaged
                                    properties may result in delinquencies, foreclosures and
                                    losses that are higher than you anticipated or those in
                                    the Sponsor`s prior securitizations involving the
                                    Depositor.

                                    In addition, adverse economic conditions and other
                                    factors (which may or may not affect real property
                                    values) may affect the mortgagors` timely payment of
                                    scheduled payments of principal and interest on the
                                    Mortgage Loans and, accordingly, the actual rates of
                                    delinquencies, foreclosures and losses with respect to
                                    the mortgage pool. These other factors could include
                                    excessive building resulting in an oversupply of housing
                                    in a particular area or a decrease in employment
                                    reducing the demand for housing in an area. To the
                                    extent that credit enhancements do not cover such
                                    losses, your yield may be adversely impacted.

United States Military
  Operations
May Increase Risk of Relief
Act Shortfalls..................... As a result of military operations in Afghanistan and
                                    Iraq, the United States has placed a substantial number
                                    of armed forces reservists and members of the National
                                    Guard on active duty status. It is possible that the
                                    number of reservists and members of the National Guard
                                    placed on active duty status may remain at high levels
                                    for an extended time. To the extent that a member of the
                                    military, or a member of the armed forces reserves or
                                    National Guard who is called to active duty, is a
                                    mortgagor of a mortgage loan in the trust, the interest
                                    rate limitation of the Servicemembers Civil Relief Act,
                                    and any comparable state law, will apply. This may
                                    result in interest shortfalls on the Mortgage Loans in
                                    the trust, which will be borne by all classes of
                                    interest bearing Certificates and components. Neither
                                    the Sponsor nor the Depositor has taken any action to
                                    determine whether any of the Mortgage Loans would be
                                    affected by these interest rate limitations.

The Certificates May Not
  Receive Amounts Expected
from any Yield
Maintenance Agreements............. The yield maintenance agreement payment for any
                                    Distribution Date will be based on the lesser of (x) the
                                    Class Balance(s) of the related


Banc of America Securities LLC                                               32
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    Class or Classes or (y) the related notional amount,
                                    which will decrease for each Distribution Date during
                                    the life of the applicable yield maintenance agreement.
                                    The notional amounts are generally derived by using an
                                    assumed prepayment rate for the applicable mortgage
                                    loans. The actual rate of prepayment on the applicable
                                    mortgage loans is likely to differ from the rate
                                    assumed. If prepayments on these mortgage loans occur at
                                    a rate slower than the rate used in determining the
                                    notional amounts, the Class Balance(s) of the related
                                    Class or Classes will be greater than the related
                                    notional amount for a Distribution Date and a holder of
                                    the related Certificates will receive less than if the
                                    counterparty were required to make payments based on the
                                    Class Balance(s) of the related Class or Classes.


There is a Risk that Interest
Payments on the Mortgage Loans
May Be Insufficient to Pay
Interest on Your Certificates...... When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment
                                    is made, rather than for an entire month. When a
                                    mortgagor makes a partial principal prepayment on a
                                    Mortgage Loan, the mortgagor is not charged interest on
                                    the prepayment for the month in which the principal
                                    prepayment was received. This may result in a shortfall
                                    in interest collections available for payment on the
                                    next Distribution Date. The Servicer is required to
                                    cover a portion of the shortfall in interest collections
                                    that are attributable to prepayments in full and partial
                                    prepayments on the Mortgage Loans, but in each case only
                                    up to the amount of Compensating Interest related to
                                    such Mortgage Loans for such Distribution Date. To the
                                    extent these shortfalls are not covered by the amount of
                                    related Compensating Interest, they will be allocated
                                    pro rata to the related classes of interest-bearing
                                    Certificates and any related components.

Certificates May Not Be
Appropriate for Individual
Investors.......................... If you are an individual investor who does not have sufficient resources or expertise to evaluate the
                                    particular characteristics of a class of Offered
                                    Certificates, the Offered Certificates may not be an
                                    appropriate investment for you. This may be the case
                                    because, among other things:

                                    o   if you purchase your Certificates at a price other
                                        than par, your yield to maturity will be sensitive
                                        to the uncertain rate and timing of principal
                                        prepayments on the applicable Mortgage Loans;

                                    o   the rate of principal distributions on, and the
                                        weighted average lives of, the Offered Certificates
                                        will be sensitive to the uncertain rate and timing
                                        of principal prepayments on the applicable Mortgage
                                        Loans and the priority of principal distributions
                                        among

Banc of America Securities LLC                                               33
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                        the classes of Certificates, and as such, the
                                        Offered Certificates and, in particular, any class
                                        of special retail certificates, may be inappropriate
                                        investments for you if you require a distribution of
                                        a particular amount of principal on a specific date
                                        or an otherwise predictable stream of distributions;

                                    o   you may not be able to reinvest amounts distributed
                                        in respect of principal on your Certificates (which
                                        distributions, in general, are expected to be
                                        greater during periods of relatively low interest
                                        rates) at a rate at least as high as the applicable
                                        pass-through rate or your expected yield;

                                    o   a secondary market for the Offered Certificates may
                                        not develop or provide you with liquidity of
                                        investment; and

                                    o   you must pay tax on any interest or original issue
                                        discount in the year it accrues, even if the cash is
                                        paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor, Seller,
Servicer or Trustee................ Proceeds of the Mortgage Loans (and any insurance policy with respect to a class of insured special retail
                                    certificates) will be the sole source of payments on the
                                    Certificates. The Certificates do not represent an
                                    interest in or obligation of the Depositor, the
                                    Servicer, the Sponsor, the Trustee or any of their
                                    affiliates. There are, however, limited obligations of
                                    the Depositor with respect to certain breaches of
                                    representations and warranties, and limited obligations
                                    of the Servicer with respect to its servicing
                                    obligations.

                                    Neither the Certificates nor the Mortgage Loans will be
                                    guaranteed by or insured by any governmental agency or
                                    instrumentality, the Depositor, the Sponsor, the
                                    Servicer, the Trustee or any of their affiliates.
                                    Consequently, if payments on the Mortgage Loans are
                                    insufficient or otherwise unavailable to make all
                                    payments required on the Certificates, there will be no
                                    recourse to the Depositor, the Sponsor, the Servicer,
                                    the Trustee or any of their affiliates.

Limited Liquidity.................. The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial
                                    issuance, but the Underwriter has no obligation to do
                                    so. There is no assurance that such a secondary market
                                    will develop or, if it does develop, that it will
                                    provide you with liquidity of investment or that it will
                                    continue for the life of the Offered Certificates. As a
                                    result, you may not be able to sell your Certificates or
                                    you may not be able to sell your Certificates at a high
                                    enough price to produce your desired return on
                                    investment.

Banc of America Securities LLC                                               34
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    The secondary market for mortgage-backed securities has
                                    experienced periods of illiquidity and can be expected
                                    to do so in the future. Illiquidity means that there may
                                    not be any purchasers for your class of Certificates.
                                    Although any class of Certificates may experience
                                    illiquidity, it is more likely that classes of
                                    Certificates that are more sensitive to prepayment,
                                    credit or interest rate risk (such as the Interest Only,
                                    Super Senior Support, Companion, Inverse Floating Rate,
                                    Principal Only, or Subordinated Certificates) will
                                    experience illiquidity.

Alternative Underwriting
  Standards
May Increase Risk of Loss.......... Certain of the Mortgage Loans may have been originated using the Sponsor`s "Alternative A" underwriting
                                    guidelines. See "The Mortgage Loan Programs--Mortgage
                                    Loan Underwriting--Bank of America Alternative
                                    Underwriting Standards" in the base prospectus. These
                                    underwriting guidelines are different from and, in
                                    certain respects, less stringent than the general
                                    underwriting guidelines employed by the sponsor. For
                                    example, certain of the mortgage loans may have been
                                    originated with less than standard documentation or with
                                    higher maximum loan-to-value ratios. Accordingly, the
                                    mortgage loans may experience rates of delinquencies,
                                    defaults, foreclosure, bankruptcy and loss that are
                                    higher than those experienced by mortgage loans
                                    underwritten using the Sponsor`s general underwriting
                                    standards.


The Rate of Default on Mortgage
Loans that Are Secured by Investor
Properties May be Higher than on
Other Mortgage Loans............... Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at
                                    the time of origination, the mortgagor represented would
                                    not be used as the mortgagor`s primary residence or
                                    second home. Because the mortgagor is not living on the
                                    property, the mortgagor may be more likely to default on
                                    the mortgage loan than on a comparable mortgage loan
                                    secured by a primary residence, or to a lesser extent, a
                                    second home. In addition, income expected to be
                                    generated from an investor property may have been
                                    considered for underwriting purposes in addition to the
                                    income of the mortgagor from other sources. Should this
                                    income not materialize, it is possible the mortgagor
                                    would not have sufficient resources to make payments on
                                    the mortgage loan.

Mortgage Loans Having an Interest
Only Period May Have a Higher Risk
Of Default or Rates of Prepayment.. Certain of the Mortgage Loans may have an initial interest only period after the date of origination.
                                    During this interest only period, the payment due from
                                    the related mortgagor will be less than that of a
                                    traditional mortgage loan. In addition, the principal
                                    balance of the mortgage loan will not be reduced (except
                                    in the case of prepayments)


Banc of America Securities LLC                                               35
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.
--------------------------------------------------------------------------------

                                    The information contained in these materials may be
                                    based on assumptions regarding market conditions and
                                    other matters as reflected herein. Banc of America
                                    Securities LLC (the "Underwriter") makes no
                                    representation regarding the reasonableness of such
                                    assumptions or the likelihood that any such assumptions
                                    will coincide with actual market conditions or events,
                                    and these materials should not be relied upon for such
                                    purposes. The Underwriter and its affiliates, officers,
                                    directors, partners and employees, including persons
                                    involved in the preparation or issuance of these
                                    materials, may, from time to time, have long or short
                                    positions in, and buy and sell, the securities mentioned
                                    herein or derivatives thereof (including options).
                                    Information in these materials is current as of the date
                                    appearing on the material only. Information in these
                                    materials regarding any securities discussed herein
                                    supersedes all prior information regarding such
                                    securities. These materials are not to be construed as
                                    an offer to sell or the solicitation of any offer to buy
                                    any security in any jurisdiction where such an offer or
                                    solicitation would be illegal.
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    because there will be no scheduled monthly payments of principal during this period.
                                    Accordingly, no principal payments will be distributed to the related Certificates from these Mortgage Loans during their interest only period except in the case of prepayment.

                                    After the initial interest only period, payments on a
                                    mortgage loan with an interest only period will be
                                    recalculated to amortize fully its unpaid principal
                                    balance over its remaining life and the mortgagor will
                                    be required to make scheduled payments of both principal
                                    and interest. The required payment of principal will
                                    increase the burden on the mortgagor and may increase
                                    the risk of default or prepayment under the related
                                    mortgage loan. In underwriting mortgage loans with
                                    interest only periods, the Sponsor generally does not
                                    consider the ability of mortgagors to make payments of
                                    principal at the end of the interest only period. Higher
                                    scheduled monthly payments may induce the related
                                    mortgagors to refinance their mortgage loans, which
                                    would result in higher prepayments. In addition, in
                                    default situations losses may be greater on these
                                    mortgage loans because they do not amortize during the
                                    initial period. These losses will be allocated to the
                                    Certificates.

                                    The performance of mortgage loans with an interest only
                                    period may be significantly different from mortgage
                                    loans that amortize from origination. In particular
                                    these mortgagors may be more likely to refinance their
                                    mortgage loans, which may result in higher prepayment
                                    speeds than would otherwise be the case.


There Are Risks Relating to
Mortgaged Properties Subject to
Second Lien Mortgage Loans......... At the time of origination of certain of the Mortgage
                                    Loans, a lender other than the Sponsor may have
                                    originated a second lien mortgage loan. Mortgage Loans
                                    that have second lien mortgage loans encumbering the
                                    same mortgaged property may have higher rates of
                                    delinquency and foreclosure relative to mortgage loans
                                    that do not have second lien mortgage loans behind them.
                                    This may be due to changes in the mortgagor`s
                                    debt-to-income profile, the fact that mortgagors may
                                    then have less equity in the mortgaged property or other
                                    factors. You should also note that any mortgagor could
                                    obtain a second lien mortgage loan at any time
                                    subsequent to the date of origination of their first
                                    lien mortgage loan from any lender.


Subordinate Certificates May
Provide Subordination for All
Groups............................. The Subordinate Certificates may provide credit support for more than one Groups of Senior Certificates and thus
                                    the outstanding Class Balances of such Subordinate
                                    Certificates could be reduced to zero as a result of a
                                    disproportionate amount of principal losses on the
                                    Mortgage
Banc of America Securities LLC                                               36
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
[BANC OF AMERICA               Banc of America Alternative Loan Trust 2007-2
SECURITIES LOGO]               Mortgage Pass-Through Certificates, Series 2007-2
---------------------------------------------------------------------------------------------
                                    Preliminary Summary of Terms
---------------------------------------------------------------------------------------------

                                    Loans in one Loan Group. Therefore, these losses on the
                                    Mortgage Loans in one Loan Group will reduce the
                                    subordination provided by the Subordinate Certificates
                                    to the other Groups of Senior Certificates and increase
                                    the likelihood that losses may be allocated to the other
                                    Groups of Senior Certificates.

                                    Under certain circumstances due to a
                                    cross-collateralization mechanism, principal otherwise
                                    payable to these Subordinate Certificates will be paid
                                    to certain Senior Certificates.


High Rates of LIBOR or Another
Index May Result in a Lower or
Negative Yield on any Inverse
Floating Rate Interest Only
Certificates ....................   If you are purchasing any inverse floating rate interest
                                    only certificates, in addition to the risk that a rapid
                                    rate of prepayments on the related Mortgage Loans may
                                    result in a lower actual yield than you expected or a
                                    negative yield, you should also consider the risk that
                                    high rates of LIBOR or high rates of another applicable
                                    index for your certificates may result in the failure to
                                    recover your initial investment.


                            Categories of Classes of Certificates

    The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.


Banc of America Securities LLC                                               37
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------